EXHIBIT 10.5

ASSIGNMENT AGREEMENT-EAST WADI ARABA CONCESSION

THIS AGREEMENT is dated as of December 9, 2005 by and between Mogul Energy Ltd., a corporation organized and existing under the laws of the Province of British Columbia Canada (“Mogul”) and TransPacific Petroleum Corp., a corporation organized and existing under the laws of the Province of British Columbia, Canada (“Transpacific”).

WHEREAS, Mogul, Dover Investments Limited a corporation organized and existing under the laws of the Province of Ontario, Canada (“Dover”), Transpacific and Dr. Ghareeb Awad, an individual residing in the City of Richmond British Columbia, Canada entered into a binding farm-out agreement dated as of August 6, 2005 (the “Dover Farm-Out Agreement”) a copy of which is attached hereto as Exhibit A;

WHEREAS, Mogul and Transpacific have entered into a binding joint venture agreement dated as of August 7, 2005 (the “Transpacific Joint Venture Agreement”), a copy of which is attached hereto as Exhibit B, pursuant to which Transpacific and Mogul have set forth their respective rights and obligations under the Dover Farm-Out Agreement and with respect to the EWA Concession as set forth herein;

WHEREAS, Mogul and Mogul Energy International, Inc., a corporation organized and existing under the laws of the state of Delaware, USA (“MEI”) entered into a farm-out agreement dated September 29, 2005 (the “MEI Farm-Out Agreement”), a copy of which is attached hereto as Exhibit C;

WHEREAS, the parties hereto deem it to be in their respective best interest to supplement the Transpacific Joint Venture Agreement so as to acknowledge the MEI Farm-Out Agreement and MEI as an Associated Company (as that term is used in the Transpacific Joint Venture Agreement).

NOW, THEREFORE, the parties hereto, in consideration of the mutual covenants set forth herein and other and good consideration the receipt and sufficiency of which is hereby acknowledged, agree as follows:

1.    Subject to MEI’s acceptance of the terms of this supplement and of the Transpacific Joint Venture Agreement as amended and supplemented hereby, MEI shall be deemed an Associated Company of Mogul solely for purposes of the Transpacific Joint Venture Agreement.

2.    The parties hereto acknowledge that the interests of the Mogul, Dover Transpacific and MEI in and to the EWA concession for all purposes contemplated by the Transpacific Joint Venture Agreement shall be as follows:

Mogul:	40% working interest

MEI:	20% working interest

Transpacific:	25% carried working interest

Dover:	15% carried working interest.

3.    Except as set forth in 4below, MEI will be responsible for the payment of one-third (1/3), and Mogul will be responsible for the payment of two-thirds (2/3) of, all expenses, costs of drilling and completion of all exploratory and development wells, all production facilities, and Cairo and field offices.

4.    In the event that the Letter of Guarantee and drilling of two wells, as contemplated by the Transpacific Joint Venture Agreement is not delivered, within the agreed-upon time frame, the Transpacific Joint Venture Agreement and this agreement shall terminate and , Mogul and MEI will assign their entire 60% interest in EWA to TransPacific, who will assume all the obligations under Dover’s August 06, 2005 farm-out agreement. Consequently, none of the parties hereto shall have any further obligation or liability to each other.

5.    Except as supplemented and amended hereby the provisions of the Transpacific Joint Venture Agreement remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto caused this Agreement to be duly executed and accepted as of the dates set forth below.

Mogul Energy Ltd.		Dated: December 9, 2005

By:	/s/ Parvez Tyab
Parvez Tyab, President

TransPacific Petroleum Corp.		Dated: December 9, 2005

By:	/s/ Ghareeb Awad
Dr. Ghareeb Awad, President

Acceptance by Mogul Energy International, Inc.

The foregoing is agreed and accepted as of this 9th day of December, 2005.

Mogul Energy International, Inc.

By:	/s/ Naeem Tyab
Naeem Tyab, President